                                                                    EXHIBIT 4(b)


                             CERTIFICATE OF TRUST

                                      OF

                                 NTC CAPITAL I


          THIS Certificate of Trust of NTC Capital I (the "Trust"), dated as of December 27, 1996, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).

          1.  Name. The name of the business trust formed hereby is NTC Capital
I.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are First Chicago Delaware Inc., 300 King Street, Wilmington, Delaware 19801.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned, being the only trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                        FIRST CHICAGO DELAWARE INC., as trustee


                                            /s/ Richard D. Manella
                                        By: ____________________________________
                                            Name:  Richard D. Manella
                                            Title: Vice President


                                            /s/ Donald L. Raiff
                                            ____________________________________
                                            Name: Donald L. Raiff, as trustee